UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

OCTOBER 1, 2014
Date of Report (Date of earliest event reported)

MESA LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 0-11740

COLORADO (State or other jurisdiction of incorporation)	84-0872291 (I.R.S. Employer Identification No.)

12100 WEST SIXTH AVENUE, LAKEWOOD, COLORADO (Address of principal executive offices)	80228 (Zip Code)

Registrant’s telephone number, including area code: (303) 987-8000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

(a)(1) Effective on October 1, 2014, the Board of Directors of Mesa Laboratories, Inc. (the “Company”) amended and restated the Company’s Bylaws which dated back to 1982 pursuant to the provisions of Article Thirteenth thereof. The amended and restated Bylaws are attached hereto as Exhibit 3(ii).

(a)(2) The following is a description of the material provisions of the Bylaws changed by the amendment and restatement:

1.

Section 2.3 amended the shareholding requirement of shareholders to request a special meeting of shareholders from not less than thirty three percent of the voting shares issued and outstanding to fifty percent.

2.	Section 3.7 amended the notice procedure for Board of Director meetings to include telephonic and e-mail notice.

3.

Section 5.4 regarding restrictions of stock was deleted in its entirety since restricting the transfer of shares of stock by granting the Company or any shareholder the first right of refusal to purchase was no longer practical nor enforceable once the Company became a publicly traded company in 1984.

4.	Section 6.2 was amended to require the Board of Directors to review and approve all banking relationships established for the Company.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits:

3(ii). Amended and Restated Bylaws of Mesa Laboratories, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: October 2, 2014	Mesa Laboratories, Inc.
Registrant

/s/ JOHN J. SULLIVAN
	BY:	John J. Sullivan,
President and Chief Executive Officer